NEWS FOR IMMEDIATE RELEASE	Contact Corporate Communications Frontier Airlines 720-374-4560 media@flyfrontier.com	Frontier Airlines, Inc. Frontier Center One 7001 Tower Road Denver, CO 80249 P 720.374.4200 F 720.374.4375 frontierairlines.com

Frontier Reports Eighth Consecutive Monthly Operating Profit

Excluding Special Items, Company Also Reports Net Profit
for Third Successive Quarter

DENVER (July 28, 2009) – Frontier Airlines Holdings, Inc. today reported its eighth consecutive monthly operating profit and, excluding special items, its third successive quarterly net profit. The results were filed in the Company's unaudited Monthly Operating Report for June 2009.

June 2009

For the month of June, Frontier reported an operating profit of $14.2 million compared to an operating loss of $3.2 million for the same period last year, and net income of $7.2 million compared to a net loss of $8.8 million for June 2008.

Excluding special items, the Company would have reported an operating profit of $13.3 million, or an operating margin of 13.2%. This compares to a $2.2 million operating loss, or a negative 1.7% margin, in 2008 and net income of $11.6 million as compared to a net loss of $4.5 million the prior year.

Special items for the month of June included (see tables below for further detail):
•	$5.4 million in reorganization expense (which includes $3.4 million in accelerated depreciation for a planned aircraft sale), compared to $3.4 million in the prior year
•	Non-cash mark-to-market gains on fuel hedge contracts of $1.0 million

Operational results for the month of June included (see tables below for further detail):
•	A 14.9 percent year-over-year mainline capacity reduction
•	Excluding special items, mainline unit cost excluding fuel (CASM ex-fuel) of 6.01 cents, an increase of 6.6 percent from the prior year
•	Excluding special items, mainline total unit cost of 8.81 cents, a reduction of 23.7 percent compared to June 2008
•	Mainline passenger revenue (PRASM) of 9.52 cents, down 14.5 percent from the previous year
•	Mainline total unit revenue (RASM) 10.39 cents, 10.0 percent lower than June 2008

"I am very proud of our impressive financial performance," said Frontier President and CEO Sean Menke. "Achieving eight months of operating profit and three quarters of net profit, and one of the industry’s lowest unit costs despite double-digit capacity reductions, positions Frontier well as we move to emerge from bankruptcy later this year.”

June Quarter 2009

Frontier also reported an operating profit of $33.0 million and net income of $12.6 million for the June quarter. This compares to an operating loss of $41.5 million and a net loss of $57.7 million for the 2008 June quarter.

Excluding special items, the Company would have reported an operating profit of $27.9 million, or an operating margin of 10.1%. This compares to a $33.9 million operating loss, or a negative 9.4% margin, in 2008 and net income of $22.7 million for the quarter as compared to a loss of $41.2 million the prior year.

Special items for the three months ended June 2009 included (see tables below for further detail):
•	Reorganization costs of $14.9 million as compared to $8.7 million in the prior year
•	Non-cash mark-to-market gain of $5.1 million on fuel hedging contracts compared to a loss of $15.8 million in the prior year

Operational results for the June quarter included (see tables below for further detail):
•	A 15.3 percent year-over-year mainline capacity reduction
•	Excluding special items, mainline unit cost excluding fuel (CASM ex-fuel) of 5.91 cents, a 2.7 percent reduction from the prior year
•	Excluding special items, mainline total unit cost of 8.37 cents, a reduction of 22.5 percent compared to June 2008
•	Mainline passenger revenue (PRASM) of 8.75 cents, down 10.2 percent from the previous year
•	Mainline total unit revenue (RASM) 9.57 cents, 6.3 percent lower than June 2008

"Frontier has continued to demonstrate that our financial performance is not an anomaly; rather it is and will continue to be the result of our focused effort to become one of the lowest, if not the lowest-cost carrier in the industry,” Menke said. “Posting net profits for both June and the quarter despite near double-digit unit revenue reductions is proof positive that Frontier has secured its position as a leader among low-cost carriers – indeed, among all domestic carriers.”

Menke concluded, “We continue to consistently make money in the most competitive market in the country and in the face of the most trying economic times. Our success over the past eight months was a key factor in reaching an agreement with an investor to sponsor Frontier’s emergence from bankruptcy.”

Companies in Chapter 11 bankruptcy protection are required to file monthly operating reports to the U.S. Trustee in addition to quarterly reports filed with the U.S. Securities and Exchange Commission.

Non-GAAP reconciliation of net income excluding special items:

			Three months	Three months
(In thousands)	Month ended	Month ended	ended	ended
	June 2009	June 2008	June 2009	June 2009
Net income (loss) as reported	$7,166	$(8,836)	$12,640	$(57,739)
Reorganization expenses	5,352	3,367	14,946	8,739
Net income excluding reorganization items	12,518	(5,469)	27,586	(49,000)

Less: non-cash mark-to-market fuel hedge (gain)/loss	(953)	-	(5,115)	15,799
Plus: loss on early extinguishment of debt	-	-	185	239
Plus: loss on the sale of assets	70	373	69	(8,833)
Plus: exit cost	-	570	-	574
Net Income excluding special items	$11,635	$(4,526)	$22,725	$(41,221)

Revenue	$100,571	$132,069	$275,609	$360,487
Operating margin, excluding hedging and reorganization	11.6%	-3.4%	8.2%	-11.4%

Non-GAAP reconciliation of operating profit excluding special items:

			Three months	Three months
(In thousands)	Month ended	Month ended	ended	ended
	June 2009	June 2008	June 2009	June 2009

Operating income (loss) as reported	$14,174	$(3,156)	$32,981	$(41,488)
Less: non-cash mark-to-market fuel hedge (gain)/loss	(953)	-	(5,115)	15,799
Plus: loss on the sale of assets	70	373	69	(8,833)
Plus: exit cost	-	570	-	574
Operating income excluding special items	$13,291	$(2,213)	$27,935	$(33,948)

Revenue	$100,571	$132,069	$275,609	$360,487
Operating margin, excluding hedging and reorganization	13.2%	-1.7%	10.1%	-9.4%

Non-GAAP reconciliation of CASM excluding special items:

			Three months	Three months
(In thousands)	Month ended	Month ended	ended	ended
	June 2009	June 2008	June 2009	June 2009

Total operating expenses	$86,397	$135,224	$242,628	$401,975
Less: (gain)/loss on the sale of assets	(70)	(373)	(69)	8,833
Less: exit cost	-	(570)	-	(574)
Less: operating expenses for Lynx Aviation (including fuel)	(7,612)	(8,755)	(21,906)	(23,792)
Less: operating expenses for Republic (including fuel)	-	(2,864)	-	(26,650)
Less: mainline fuel expense	(24,403)	(62,798)	(61,227)	(166,370)
Operating expenses excluding fuel & regional jet operations	$54,312	$59,864	$159,426	$193,422

ASM's (000's)	903,816	1,061,901	2,697,871	3,184,290

Total mainline unit cost (CASM)	8.72 ¢	11.64 ¢	8.18 ¢	11.04 ¢
Mainline CASM, ex-fuel and special items	6.01 ¢	5.64 ¢	5.91 ¢	6.07 ¢

A copy of the Monthly Operating Report is available at:
FrontierAirlines.com/frontier/who-we-are/investor-relations/annual-reports-sec-filings.do

About Frontier Airlines Holdings, Inc.Id

Frontier Airlines Holdings, Inc. is the parent company of Denver-based Frontier Airlines. Currently in its 15th year of operations, Frontier Airlines is the second-largest jet service carrier at Denver International Airport, employing more than 5,000 aviation professionals. Frontier Airlines' mainline operation has 51 aircraft with one of the youngest Airbus fleets in North America. Frontier Airlines' mainline operations offer 24 channels of DIRECTV® service in every seatback along with a comfortable all-coach configuration. In conjunction with a fleet of ten Bombardier Q400 aircraft operated by Lynx Aviation (a subsidiary of Frontier Airlines Holdings, Inc.), Frontier offers routes to more than 50 destinations in the U.S., Mexico and Costa Rica. In November 2006, Frontier and AirTran announced a first-of-its-kind integrated marketing partnership that offers travelers the ability to reach more than 80 destinations across four countries with low fares aboard two of the youngest fleets in the industry. For more in-depth information on Frontier Airlines, please visit its Web site at FrontierAirlines.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company's expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended June 31, 2008, and as updated in the Company's 10-Q filing for the period ending December 31, 2008.

Web site: FrontierAirlines.com

SOURCE: Frontier Airlines Holdings, Inc.

Web site: http://www.frontierairlines.com/